================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 5, 1997
                                (APRIL 11, 1997)

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                        0-25984                      95-4610936
 (STATE OR OTHER JURISDICTION            (COMMISSION                 (I.R.S. EMPLOYER
       OF INCORPORATION)                FILE NUMBER)                IDENTIFICATION NO.)


   26601 AGOURA ROAD, CALABASAS, CALIFORNIA                       91302
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (818) 880-1600

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

================================================================================

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     On April 25, 1997, Superior National Insurance Group, Inc. ("SNTL") filed a Current Report on Form 8-K with respect to the April 11, 1997 acquisition of all outstanding shares of Pac Rim Holding Corporation ("Pac Rim Holding"). Such form 8-K was filed without the financial statements and pro forma financial information required by Item 7 of Form 8-K, as it was impractical to do so at that time. This Current Report on Form 8-K/A provides such required information.

     (a) Financial Statements of the Business Acquired.

     See index to financial statements beginning on page F-1.

     (b) Pro Forma Financial Information

     See index to financial statements beginning on page F-1.

     (c) Exhibits

     None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 1997              SUPERIOR NATIONAL INSURANCE GROUP, INC.

                                      By:        /s/ J. CHRIS SEAMAN
                                         ---------------------------------------

                                      Name: J. Chris Seaman
                                      Title: Executive Vice President and
                                            Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS

                                                                                         PAGE
                                                                                         ----
(a)   Financial Statements of Pac Rim Holding Corporation and Subsidiaries:
      Independent Auditors' Report.....................................................  F-2
      Consolidated Balance Sheets as of December 31, 1996 (restated), and 1995.........  F-3
      Consolidated Financial Statements for Years ended December 31, 1996 (restated),
      1995, and 1994:
      Statements of Operations.........................................................  F-4
      Statements of Stockholders' Equity...............................................  F-5
      Statements of Cash Flows.........................................................  F-6
      Notes to Consolidated Financial Statements.......................................  F-7
(b)   Unaudited Consolidated Condensed Pro Forma Financial Information:
      Financial Data...................................................................    1
      Balance Sheet as of March 31, 1997...............................................    2
      Statements of Operations for the Three Months Ended March 31, 1997...............    4
      Statements of Operations for the Year Ended December 31, 1996....................    5
      Notes to Financial Data..........................................................    6

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Superior National Insurance Group, Inc.:

We have audited the accompanying consolidated balance sheets of Pac Rim Holding Corporation and subsidiaries as of December 31, 1996 (as restated -- see Note 2) and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 (restated as to 1996 -- see Note 2). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pac Rim Holding Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick, LLP

Los Angeles, California
August 28, 1997

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                     ASSETS

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                                        1995
                                                                          1996        --------
                                                                       ----------
                                                                       (RESTATED)
Investments:
  Bonds, available-for-sale at fair value (amortized cost $55,245 and
     $119,314).......................................................   $ 54,759      $121,771
  Short-term investments (at cost, which approximates fair value)....     56,794         7,260
                                                                        --------      --------
          Total investments..........................................    111,553       129,031
Cash.................................................................      1,731           773
Reinsurance recoverable on outstanding losses........................      3,124         3,884
Reinsurance receivable on paid losses................................        785           184
Premiums receivable, less allowance for doubtful accounts of $2,516
  (Restated) and $1,221..............................................     14,278        11,616
Earned but unbilled premiums.........................................      4,142         4,880
Investment income receivable.........................................        609         2,207
Deferred policy acquisition costs....................................      1,065           974
Property and equipment, less accumulated depreciation and
  amortization of $4,978 and $3,803..................................      4,411         2,434
Unamortized debenture issue costs....................................      1,063         1,468
Federal income taxes recoverable.....................................         --         1,456
Deferred federal income taxes, net...................................      8,745         8,348
Prepaid reinsurance premiums.........................................        198           227
Other assets.........................................................      3,731         1,569
                                                                        --------      --------
          Total Assets...............................................   $155,435      $169,051
                                                                        ========      ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Reserve for losses and loss adjustment expenses......................   $100,588      $ 96,525
Convertible debentures payable, less unamortized discount of $1,059
  and $1,393.........................................................     18,941        18,607
Unearned premiums....................................................      6,917         5,715
Reserve for policyholder dividends...................................        364           381
Obligation under capital lease.......................................      1,203            --
Accrued expenses and accounts payable................................      8,148         3,668
                                                                        --------      --------
          Total Liabilities..........................................    136,161       124,896
Commitments and contingencies
Stockholders' Equity:
  Preferred Stock:
     $.01 par value -- shares authorized 500,000; none issued and
      outstanding....................................................         --            --
  Common Stock:
     $.01 par value -- shares authorized 35,000,000 issued and
      outstanding 9,528,200..........................................         95            95
Additional paid-in capital...........................................     29,624        29,624
Warrants.............................................................      1,800         1,800
Unrealized gain (loss) on available-for-sale securities, net.........       (324)        1,622
Retained earnings (deficit)..........................................    (11,921)       11,014
                                                                        --------      --------
Net Stockholders' Equity.............................................     19,274        44,155
                                                                        --------      --------
          Total Liabilities and Stockholders' Equity.................   $155,435      $169,051
                                                                        ========      ========

                See notes to consolidated financial statements.

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                                             1995        1994
                                                                1996        -------     -------
                                                             ----------
                                                             (RESTATED)
REVENUES:
  Net premiums earned......................................   $ 82,654      $76,016     $92,894
  Net investment income....................................      7,013        8,089       6,514
  Realized capital gains...................................      1,640          453          --
  A&H commission income....................................          8           --          --
                                                               -------      -------     -------
          Total revenue....................................     91,315       84,558      99,408
COSTS AND EXPENSES:
  Losses and loss adjustment expenses......................     79,890       50,957      63,788
  Amortization of policy acquisition costs -- net..........     14,672       18,647      19,565
  Administrative, general, and other.......................     16,752       11,662      11,927
  Policyholder dividends...................................        (11)         132       1,301
  Interest expense.........................................      2,341        2,306         857
                                                               -------      -------     -------
          Total costs and expenses.........................    113,644       83,704      97,438
                                                               -------      -------     -------
Income (loss) before income taxes..........................    (22,329)         854       1,970
Income tax expense.........................................        606          279         812
                                                               -------      -------     -------
NET INCOME (LOSS)..........................................   $(22,935)     $   575     $ 1,158
                                                               =======      =======     =======
PER SHARE DATA:
  NET INCOME (LOSS) PRIMARY AND FULLY DILUTED..............   $  (2.41)     $   .06     $  0.12
                                                               =======      =======     =======

                See notes to consolidated financial statements.

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              (AMOUNTS IN THOUSANDS, EXCEPT FOR NUMBER OF SHARES)

                                                                                  UNREALIZED
                                                                                  GAIN (LOSS)
                                        COMMON STOCK                                  ON
                                     ------------------                           AVAILABLE-
                                      NUMBER              ADDITIONAL               FOR-SALE     RETAINED
                                        OF                 PAID-IN                SECURITIES,   EARNINGS
                                      SHARES     AMOUNT    CAPITAL     WARRANTS       NET       (DEFICIT)   TOTAL
                                     ---------   ------   ----------   --------   -----------   --------   -------
Balance at January 1, 1994.........  9,528,200    $ 95     $ 29,624         --           --     $  9,281   $39,000
Unrealized gain on
  available-for-sale securities at
  January 1, 1994, net.............         --      --           --         --      $    96           --        96
Additional paid in
  capital-warrants.................         --      --           --     $1,800           --           --     1,800
Net income.........................         --      --           --         --           --        1,158     1,158
Change in unrealized loss of
  available-for-sale securities,
  net..............................         --      --           --         --       (4,877)          --    (4,877)
                                     ---------     ---      -------     ------      -------     --------   -------
Balance at December 31, 1994.......  9,528,200      95       29,624      1,800       (4,781)      10,439    37,177
                                     ---------     ---      -------     ------      -------     --------   -------
  Net income.......................         --      --           --         --           --          575       575
  Change in unrealized gain of
    available-for-sale securities,
    net............................         --      --           --         --        6,403           --     6,403
                                     ---------     ---      -------     ------      -------     --------   -------
Balance at December 31, 1995.......  9,528,200      95       29,624      1,800        1,622       11,014    44,155
                                     ---------     ---      -------     ------      -------     --------   -------
Net loss (Restated)................         --      --           --         --           --      (22,935)  (22,935)
Change in unrealized loss of
  available-for-sale securities,
  net..............................         --      --           --         --       (1,946)          --    (1,946)
                                     ---------     ---      -------     ------      -------     --------   -------
Balance at December 31, 1996,
  (Restated).......................  9,528,200    $ 95     $ 29,624     $1,800      $  (324)    $(11,921)  $19,274
                                     =========     ===      =======     ======      =======     ========   =======

                See notes to consolidated financial statements.

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                            YEAR ENDED DECEMBER 31,
                                                                      -----------------------------------
                                                                                       1995        1994
                                                                         1996        --------     -------
                                                                      -----------
                                                                      (RESTATED)
OPERATING ACTIVITIES
  Net Income (loss).................................................    $(22,935)    $    575     $ 1,158
  Adjustments to reconcile net income (loss) to net cash provided
     (used) by operating activities:
     Depreciation and amortization..................................        2,001       1,421         930
     Provision for losses on premiums receivable....................        1,295         150        (143)
     Provision for deferred income taxes............................          606       1,340       1,188
     Realized capital gains.........................................      (1,640)        (453)         --
     Changes in:
       Reserve for losses and loss adjustment expenses..............        4,063     (20,104)    (19,336)
       Unearned premiums............................................        1,202      (4,202)      1,655
       Reserve for policyholder dividends...........................         (17)        (609)     (1,539)
       Ceded reinsurance payable....................................           --          --        (252)
       Premiums receivable..........................................      (3,219)         255       5,413
       Reinsurance recoverable......................................          159      (1,936)     13,044
       Aggregate excess of loss reinsurance recoverable.............           --          --      10,812
       Prepaid reinsurance premiums.................................           29         153       2,435
       Deferred policy acquisition costs............................         (91)       1,111        (953)
       Income taxes recoverable.....................................        1,456      (1,013)      1,916
       Accrued expenses and accounts payable........................        4,466         116         319
       Investment income receivable.................................        1,598         148      (1,372)
       Other assets.................................................      (2,162)         229         630
                                                                         --------    --------     --------
          NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES..........     (13,189)     (22,819)     15,905
                                                                         --------    --------     --------
INVESTING ACTIVITIES
  Purchase of investments -- bonds..................................     (47,622)     (40,524)    (67,788)
  Sales of investments -- bonds.....................................      104,172      61,343          --
  Maturity and calls of investments -- bonds........................        9,080       1,028       7,228
  Additions to property and equipment...............................      (1,949)        (836)       (918)
                                                                         --------    --------     --------
     NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES...............       63,681      21,011     (61,478)
                                                                         --------    --------     --------
FINANCING ACTIVITIES
  Proceeds from issuance of convertible debentures..................           --          --      20,000
  Debenture issuance costs..........................................           --          --      (2,025)
                                                                         --------    --------     --------
     NET CASH PROVIDED BY FINANCING ACTIVITIES......................           --          --      17,975
                                                                         --------    --------     --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....................       50,492      (1,808)    (27,598)
Cash and cash equivalents at beginning of period....................        8,033       9,841      37,439
                                                                         --------    --------     --------
     CASH AND CASH EQUIVALENTS AT END OF PERIOD.....................      $58,525    $  8,033     $ 9,841
                                                                         ========    ========     ========
SUPPLEMENTAL DISCLOSURE:
  Interest paid.....................................................       $1,600    $  1,615     $   -0-
                                                                         ========    ========     ========
  Income taxes paid.................................................         $-0-    $     37     $   -0-
                                                                         ========    ========     ========

     The Company entered into a capital lease during 1996, to acquire certain operating system hardware and software; the lease obligation at December 31, 1996 was $1,203,000.

                See notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES
                               DECEMBER 31, 1996
                                   (RESTATED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization: Pac Rim Holding Corporation ("Pac Rim Holding") is a holding company that was incorporated in 1987 in Delaware. The accompanying consolidated financial statements include the accounts and operations of the holding company and its subsidiary, The Pacific Rim Assurance Company ("Pacific Rim Assurance") and its subsidiary, Regional Benefits Insurance Services, Inc., (collectively referred to herein as "the Company"). All significant intercompany transactions and balances are eliminated in consolidation. Pacific Rim Assurance is engaged exclusively in the business of writing workers' compensation insurance in California, Arizona, Georgia, Alabama and Texas. Regional Benefits Insurance, Inc. ("RBIS") is an insurance agency.

     Sale of Pac Rim Holding: The previously announced acquisition of Pac Rim Holding by Superior National Insurance Group, Inc. ("SNTL") was completed on April 11, 1997. Pac Rim Holding was acquired for aggregate consideration of $42 million in cash. The $42 million payment by SNTL resulted in the payment of approximately $20 million ($2.105 per share) to Pac Rim Holding's common stockholders, $20 million to Pac Rim Holding's convertible debenture holders, and $2 million to Pac Rim Holding's warrant and option holders.

     Accounting Principles: The accompanying consolidated financial statements are presented on the basis of generally accepted accounting principles ("GAAP"), which differ in some respects from prescribed and permitted statutory accounting practices followed in reports to the Insurance Departments. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners, as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The principal differences relate to the non-admission of certain assets, examples are, deferred income taxes, deferred policy acquisition costs, earned but unbilled premiums, premiums receivable, and software.

     Earned Premiums: Earned premiums and the liability for unearned premiums are calculated by formula such that the premium written is earned pro rata over the term of the policy. The insurance policies currently written by the Company are for a period of one year or less. Premiums earned include an estimate for earned but unbilled premiums.

     Reserve for Losses and Loss Adjustment Expenses: The reserve for losses and loss adjustment expenses ("LAE") is based on the accumulation of cost estimates for each loss reported prior to the close of the accounting periods and provision for the probable cost of losses that have occurred but have not yet been reported. The Company does not discount such reserves for financial reporting purposes. The methods for making such estimates and for establishing the resulting liabilities are continually reviewed and updated and any adjustments resulting therefrom are included in current operations when determined. While the ultimate amount of losses incurred and the related expense is dependent on future developments, management is of the opinion that, given the inherent variability in any such estimates, the reserve for unpaid losses, and LAE is within a reasonable range of adequacy.

     Policy Acquisition Costs: Policy acquisition costs, such as commissions, premium taxes, and other underwriting costs related to the production and retention of business, are deferred and amortized as the related premiums are earned. Anticipated investment income is considered in determining the recoverability of this asset. Other policy acquisition costs that do not vary with the production of new business are expensed when incurred and are included in administrative, general, and other expenses.

     Policyholder Dividends: Certain policies written by the Company are eligible for policyholder dividends. An estimated provision for policyholder dividends is accrued as the related premiums are earned. Such

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS dividends do not become a legal liability of Pacific Rim Assurance unless, and until, declared by the board of directors.

     Investments: The Company has designated all of its portfolio as "available-for-sale" and accordingly, bonds are carried at market with the unrealized gain (loss) reflected in equity, net of the applicable income taxes. The cost of investments sold is determined by specific identification.

     Property and Equipment: Property and equipment is stated at cost. Depreciation of property and equipment is computed using the straight-line method over an estimated useful life of five years for financial reporting purposes. Leasehold improvements are amortized on the straight-line method over the life of the lease.

     Taxes: The Company recognizes deferred tax assets and liabilities based on the expected future tax consequences of existing differences between financial reporting and tax reporting bases of assets and liabilities and operating loss and tax credit carry forwards for tax purposes. The insurance subsidiary pays premium taxes on gross premiums written in California in lieu of state income taxes.

     Cash and Cash Equivalents: For purposes of the statements of cash flows, certificates of deposit and short-term investments with an original maturity of three months or less, at date of purchase, are considered to be cash equivalents.

     Stockholders' Equity: The issuance of the convertible debentures included issuing detachable warrants to purchase common stock (See Note 6). The value of these warrants was $1,800,000, which was recorded as warrants in the Consolidated Balance Sheets.

     Earnings Per Share: Net income (loss) per share is computed on the basis of the weighted average shares of common stock, plus common stock equivalent shares arising from the effect of the stock options, warrants, and convertible debentures to the extent they are dilutive. (See Notes 6 and 7). The number of shares used in the computation of primary and fully diluted earnings per share for the years ended December 31, 1996, 1995 and 1994 was 9,528,200.

     New Accounting Standards: In October 1995, FASB issued Statement No. 123, "Accounting For Stock-Based Compensation" which established a fair value based method of accounting for stock-based compensation plans. This statement is effective for financial statements with fiscal years beginning after December 15, 1995. The Company elected to continue accounting for stock-based compensation based on Accounting Principles Board (APB) No. 25; and thus, the Company adopted only the disclosure provision of FASB Statement No. 123.

     Fair Values of Financial Instruments: The carrying amounts of financial instruments, other than investment securities, approximate their fair values. For investment securities, the fair values for fixed maturity securities are based on quoted market prices. The carrying amounts and fair values for all investment securities are disclosed in Note 3.

     Reclassifications: Certain prior year amounts in the accompanying financial statements have been reclassified to conform with the 1996 presentation.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -- RESTATEMENT OF 1996 FINANCIAL STATEMENTS

                                                                                 NET
                                                                            STOCKHOLDERS'
                                                               NET LOSS        EQUITY
                                                               --------     -------------
                                                                 (AMOUNTS IN THOUSANDS)
        As originally stated at December 31, 1996............  $(15,900)       $26,309
        Change in EBUB.......................................    (3,385)        (3,385)
        Change in allowance for doubtful accounts............    (1,460)        (1,460)
        Write-off of deferred merger expenses................      (479)          (479)
        Additional accrued expenses and accounts payable.....    (1,278)        (1,278)
        Write-off of gain contingencies......................      (433)          (433)
                                                               --------        -------
        As restated at December 31, 1996.....................  $(22,935)       $19,274
                                                               ========        =======

     Earned But Unbilled Premiums: Earned but unbilled premiums ("EBUB") represent management's estimate of future additional or return premiums generated by interim and final audits of payroll and rate classification data associated with the Company's expired and inforce workers' compensation policies. EBUB is generally based upon estimated and actual payrolls and rates provided by policyholders, and historical billing patterns adjusted for changes in regulations, pricing, and billing practices and procedures. The Company's former management recorded $7.9 million in EBUB at December 31, 1996.

     Current management attempted to reconcile its estimates with that of prior management's recorded EBUB, and found prior management's methodology to be fundamentally flawed. In light of the flawed methodology used by prior management, current management reduced EBUB by $3.385 million.

     Premiums receivable: At December 31, 1996, the Company had recorded premiums receivable of $15.7 million, net of an allowance of doubtful accounts of $1.1 million. Further, included in the $15.7 million premiums receivable, net of the allowance for doubtful accounts were $1.6 million in premiums receivable that had been turned over to an attorney for collection.

     Based upon information contained in the December 31, 1996, 10-(K) and other sources available to prior management, it was apparent to current management that an additional allowance was required.

     Deferred merger expenses: GAAP provides that certain costs related to an acquisition of another company may be deferred by the acquiring Company. Costs related to the acquisition of the company being acquired may not be deferred. Pac Rim Holdings at December 31, 1996, had improperly deferred $0.479 million in legal and investment banking costs related to its acquisition by SNTL.

     Accrued expenses and accounts payable: At December 31, 1996, former management estimated it had unpaid liabilities of $7.3 million. The current management identified an additional $1.278 million in accrued liabilities and accounts payable relating to legal, commissions, and miscellaneous general and administrative expenses that were substantially known at year-end.

     Gain contingencies: GAAP does not provide for the recognition of a gain prior to its realization. At December 31, 1996, the Company recorded $433,000 in such contingent gains. These gains related to anticipated legal actions that had not gone to trial or had not been settled at December 31, 1996. Therefore, in accordance with GAAP these contingent gains were eliminated from the Consolidated Statements of Operations.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -- INVESTMENTS

     Major categories of investment income, net of investment expenses, for 1996, 1995 and 1994 are summarized as follows (amounts in thousands):

                                                             YEAR ENDED DECEMBER 31,
                                                           ----------------------------
                                                            1996       1995       1994
                                                           ------     ------     ------
        Investment Income:
          U.S. Treasury and Other Governmental Agency
             Securities..................................  $4,065     $5,365     $5,508
          Money Market Funds.............................     418        309        291
          Funds Held by Reinsurer........................      --         --        169
          Corporate Bonds................................   2,762      2,655        700
          Tax-Exempt Bonds...............................      --          4        102
          Certificates of Deposit........................      31         22          9
                                                           ------     ------     ------
          Investment Income..............................   7,276      8,355      6,779
          Less: Investment Expenses......................     263        266        265
                                                           ------     ------     ------
        Net Investment Income............................  $7,013     $8,089     $6,514
                                                           ======     ======     ======

     Proceeds from the sales of investments in bonds during 1996 were $104,172,000; gross gains of $1,888,000 and gross losses of $248,000 were realized on those sales. Proceeds from the sales of investments in bonds during 1995 were $61,343,000; gross gains of $657,000 and gross losses of $204,000 were realized on those sales. There were no sales of investments in bonds during 1994.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The amortized cost and fair values of investments in debt securities are summarized as follows (amounts in thousands):

                                                              GROSS          GROSS
                                              AMORTIZED     UNREALIZED     UNREALIZED       FAIR
                                                COST          GAINS         (LOSSES)       VALUE
                                              ---------     ----------     ----------     --------
    1996
    U.S. Treasury and other governmental      $  28,808       $    5         $ (184)      $ 28,629
      agencies..............................
    Corporates..............................     13,765            2           (204)        13,563
    U.S. agencies...........................     12,341            8           (118)        12,231
    Asset backed............................        331            5             --            336
                                                -------       ------         ------        -------
              Total.........................  $  55,245       $   20         $ (506)      $ 54,759
                                                =======       ======         ======        =======
    1995
    U.S. Treasury and other governmental      $  68,963       $   17         $ (157)      $ 68,823
      agencies..............................
    Corporates..............................     33,793        1,886             --         35,679
    U.S. agencies...........................     10,546          418             --         10,964
    Asset backed............................      6,012          293             --          6,305
                                                -------       ------         ------        -------
              Total.........................  $ 119,314       $2,614         $ (157)      $121,771
                                                =======       ======         ======        =======

     The amortized cost and fair value of debt securities at December 31, 1996, by contractual maturity are summarized as follows (amounts in thousands):

                                                                  AMORTIZED      FAIR
                                                                    COST         VALUE
                                                                  ---------     -------
            Due in 1997.......................................     $10,701      $10,696
            Due 1998 - 2001...................................      44,544       44,063
                                                                   -------      -------
                                                                   $55,245      $54,759
                                                                   =======      =======

     The expected maturities will differ from contractual maturities in the preceding table, because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties. At December 31, 1996, debt securities and short-term investments with a fair value of $105,301,000 were on deposit to meet the Company's statutory obligation under insurance department regulations.

NOTE 4 -- RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

     The Company recognized adverse development during 1996, for the accident years 1995 and prior. Despite experiencing favorable trends in the overall frequency and severity of claims for the 1995 and 1996 accident years, the Company and its internal and independent actuaries observed development patterns in the 1990-1994 accident years that were volatile when compared to previous historical patterns. In particular, 1990-1992, were very difficult accident years to predict, due to the impact of fraud and stress claims from adverse economic conditions. The 1993-1994 accident years were very favorable transition years, following legislative reforms to the workers' compensation benefits system. Nevertheless, it was unclear how each of those years ultimately would develop, and how subsequent accident year patterns would thus be affected, given paid loss and case reserve activity during 1996.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following table provides a reconciliation of beginning and ending loss and LAE reserves for the years 1996, 1995, and 1994. All reserve totals are net of reinsurance deductions. There are no material differences between the Company's reserves for losses and LAE calculated in accordance with GAAP and those reserves calculated based on statutory accounting practices.

       RECONCILIATION OF RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

                                                         YEAR ENDED DECEMBER 31,
                                                   ------------------------------------
                                                      1996          1995         1994
                                                   ----------     --------     --------
                                                   (RESTATED)
                                                          (AMOUNTS IN THOUSANDS)
        Liability for losses and LAE, net of
          reinsurance recoverables on unpaid
          losses, at beginning of year...........   $ 92,641      $114,709     $111,109
        Provisions for losses and LAE, net of
          reinsurance recoverable:
          Current accident year..................     62,244        49,962       60,989
          Prior accident years...................     17,646           995        2,799
                                                    --------      --------     --------
        Incurred losses during the current year,
          net of reinsurance recoverable.........     79,890        50,957       63,788
        Losses and LAE payment for claims, net of
          reinsurance recoverable, occurring
          during:
          Current year...........................     16,398        13,473       13,641
          Prior years............................     58,669        59,552       46,547
                                                    --------      --------     --------
                                                      75,067        73,025       60,188
                                                    --------      --------     --------
        Liability for losses and LAE, net of
          reinsurance recoverable on unpaid
          losses, at end of year.................     97,464        92,641      114,709
        Reinsurance recoverable, at end of
          year...................................      3,909         4,068        2,132
        Less reinsurance recoverable on paid
          losses.................................       (785)         (184)        (212)
                                                    --------      --------     --------
        Reinsurance recoverable on unpaid losses,
          at end of year.........................      3,124         3,884        1,920
                                                    --------      --------     --------
        Liability for losses and LAE, gross of
          reinsurance recoverable on unpaid
          losses, at end of year.................   $100,588      $ 96,525     $116,629
                                                    ========      ========     ========

     During 1991 through 1994, the Company, and the workers' compensation industry in California in general, went through a dramatically changing experience in losses and LAE incurred. During 1991 and 1992, the Company experienced a substantial number of claims related to adverse economic conditions, particularly for the 1990 and 1991 accident years.

     In addition, there were "stress and strain" claims that did not involve traumatic physical loss or injury, many of which were suspected by the Company to be fraudulently submitted.

     Throughout 1994, 1995 and 1996, the Company continued to experience a favorable trend in the frequency of new claims. The positive trends and experience related to new claims since the second half of 1992 have been consistent with favorable experience of other workers' compensation insurance specialty companies in California. In addition, the level of claims closed was in excess of the level of new claims reported during 1994 and 1995. As a result, the Company's estimate of loss and LAE reserves for the 1993, 1994, 1995 and 1996 accident years is based on substantially lower loss ratios than the 1991 and prior accident years. Nevertheless, despite improved frequency and lower overall loss and LAE ratios in those years, the volatile changes in legislative, economic, managed medical care, and litigation expense factors, affecting historical paid loss and case reserve development patterns, have made it more difficult to estimate the ultimate

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS dollar cost of those reported claims. Thus, the inherent variability has increased, and recognition of adverse development of prior years' estimates has occurred.

NOTE 5 -- REINSURANCE

     Under the Company's specific excess of loss reinsurance treaty, the reinsurers assume the liability on that portion of workers' compensation claims between $350,000 and $80,000,000 per occurrence.

     The components of net premiums written are summarized as follows (amounts in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                    -----------------------------------
                                                       1996         1995         1994
                                                    ----------     -------     --------
                                                    (RESTATED)
        Direct....................................   $ 85,796      $75,553     $101,661
        Assumed...................................      2,568          375          112
        Ceded.....................................     (4,479)      (3,962)      (4,789)
                                                      -------       ------     --------
        Net premiums written......................   $ 83,885      $71,966     $ 96,984
                                                      -------       ------     --------

     The components of net premiums earned are summarized as follows (amounts in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                    -----------------------------------
                                                       1996         1995         1994
                                                    ----------     -------     --------
                                                    (RESTATED)
        Direct....................................   $ 84,916      $79,920     $100,008
        Assumed...................................      2,247          209          110
        Ceded.....................................     (4,509)      (4,113)      (7,224)
                                                      -------       ------     --------
        Net premiums earned.......................   $ 82,654      $76,016     $ 92,894
                                                      -------       ------     --------

     The components of net losses and loss adjustment expenses are summarized as follows (amounts in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                       --------------------------------
                                                        1996         1995        1994
                                                       -------     --------     -------
        Direct.......................................  $79,840     $ 54,454     $64,700
        Assumed......................................    1,559          188         149
        Ceded........................................   (1,509)      (3,685)     (1,061)
                                                       -------      -------     -------
        Net losses and loss adjustment expenses......  $79,890     $ 50,957     $63,788
                                                       -------      -------     -------

     A contingent liability exists to the extent that losses recoverable under a reinsurance treaty are not paid to the Company by the reinsurer.

NOTE 6 -- LONG TERM DEBT

     The Company had $20,000,000 in principal outstanding on its August 16, 1994, issue of Series A Convertible Debentures, with detachable warrants to purchase 3,800,000 shares of the Company's common stock, of which 90% were owned by PRAC, Ltd., a Nevada limited partnership. PRAC, Ltd. is controlled by Mr. Richard Pickup, a former director. Mr. Pickup controlled approximately 26% of the outstanding shares of the Company through various investment entities, which together were the Company's largest stockholder. The remaining 10% were held by the Company's primary reinsurer.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Debentures carried an 8% rate of interest, payable semi-annually and were due on August 16, 1999. The Debentures were convertible at the holder's option, into shares of common stock at a conversion price of $2.75 per share. The Debentures were subject to automatic conversion if, after three years from issuance, the price of the Common Stock exceeds 150% of the conversion price for a period of 20 out of 30 consecutive trading days.

     The Debenture Agreement also provided for the issuance to the Investor of detachable warrants (the "Warrants") to acquire 1,500,000 shares of the Company's common stock at an exercise of $2.50 per share (the "Series 1 Warrants"), 1,500,000 shares at an exercise price of $3.00 per share (the "Series 2 Warrants"), and 800,000 shares at an exercise price of $3.50 per share (the "Series 3 Warrants"). The Warrants expired on August 16, 1999, and the exercise price of the Warrants was subject to downward adjustment in the event of adverse development in the Company's December 31, 1993 loss and allocated adjustment expense reserves related to the 1992 and 1993 accident years, measured as of June 30, 1997. Under the terms of the Debenture Agreement, the maximum adverse development that would impact the exercise price of the Warrants is $20,000,000. In the event that the adverse development of reserves for those periods exceeds $20,000,000, the exercise price of Series 1 Warrants would be reduced to $0.01, and the exercise price of the Series 2 Warrants would be reduced to $1.39 per share.

     The Debenture Agreement includes covenants, which provide, among other things, the Company maintain at least $32,200,000 in total stockholders' equity. At December 31, 1996, the Company was not in compliance with certain of the covenants. In April 1997, the debentures were repaid and the warrants purchased in connection with the acquisition of the Company by SNTL.

     The Debentures are carried on the balance sheet net of unamortized discount of $1,059,000 at December 31, 1996. The effective average interest rate of this debt after consideration of debt issuance costs and discount was 13.3%.

     During 1996, the Company completed design and implementation of an enhancement to it's electronic data processing system. That system created electronic files of claim and policyholder information, which substantially decreases the need to access paper files and allows for more efficient handling of claims and other underwriting activities. The project included an investment in electronic data processing equipment, as well as software. The investment was financed through a capital lease obligation covering a period of 36 months. The lease contains a bargain purchase option at the end of the lease term. The total cost of the equipment and software, $1,203,000, has been included in property and equipment, and the present value of the capital lease obligation has been recorded as a liability. Minimum lease payments are as follows (amounts in thousands):

                                        YEAR                          AMOUNT
                ----------------------------------------------------  ------
                1997................................................   $504
                1998................................................    504
                1999................................................    307

NOTE 7 -- STOCK OPTIONS

     The Company has stock option plans that provide for options to purchase Pac Rim Holding common stock at a price not less than fair values as of the date of the grant. The options under those plans are

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS exercisable over a period of up to ten years, at which time they expire. A summary of the activity in the stock option plans is as follows:

                                                                    STOCK OPTIONS
                                                           --------------------------------
                                                            SHARES          PRICE RANGE
                                                           ---------     ------------------
        Outstanding at January 1, 1994...................  1,214,000     $1.00   -   $11.41
          Granted........................................    500,000      2.75   -     5.50
          Exercised......................................         --
          Cancelled......................................   (736,375)     2.50   -    11.41
                                                           ---------
        Outstanding at December 31, 1994.................    977,625      1.00   -     8.50
          Granted........................................     65,000      2.50   -     3.19
          Exercised......................................         --
          Cancelled......................................    (85,000)     3.25   -     8.50
                                                           ---------
        Outstanding at December 31, 1995.................    957,625      1.00   -     8.50
          Granted........................................         --        --           --
          Exercised......................................         --        --           --
          Cancelled......................................    (52,750)     2.50   -     8.50
                                                           ---------
        Outstanding at December 31, 1996.................    904,875      1.00   -     8.50
                                                           =========

     Under the 1988 stock option plan, 510,125 shares of common stock are available for future grants of options. As of December 31, 1996, options to purchase 676,000 shares of the Company's common stock at a price range of $1.00 to $8.50 were vested and were exercisable under the Company's stock option plan. Subject to certain conditions, such as continued employment, the exercise of the options is not restricted. The options expire at various dates through 2003. The Company accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net income (loss) and earnings (loss) per share would not have been materially different from that reported.

     Certain current officers and directors of the Company purchased as aggregate of 136,000 shares of common stock at a purchase price of $1.00 per share pursuant to the Pac Rim Holding 1987 Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan was terminated in 1988. Shares purchased pursuant to the Stock Purchase Plan may be repurchased by Pac Rim Holding in the event that the purchaser's service to the Company terminates prior to specified points of time.

NOTE 8 - COMMITMENT AND CONTINGENCIES

     The Company currently leases office facilities in Woodland Hills, and Fresno, California as well as Phoenix, Arizona under noncancellable operating leases that are subject to escalation clauses. Minimum rental commitments on the operating leases are as follows (amounts in thousands):

                                        YEAR                          AMOUNT
                ----------------------------------------------------  ------
                1997................................................  2,430
                1998................................................  2,381
                1999................................................  2,297
                2000................................................  2,269
                2001................................................  2,226
                All Years Thereafter................................    742

     Rent expense for 1996, 1995 and 1994, was $2,468,000, $2,461,000 and
$2,491,000, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company is a party to two industrywide lawsuits, involving two medical facilities. This litigation claims the insurance industry conspired to delay payments of claims. While the ultimate outcome of this litigation is uncertain, management believes that such litigation will not have a material adverse financial effect on the Company's financial position and results of operations.

     In addition, in the ordinary course of business, the Company is named as a defendant in legal proceedings relating to policies of insurance that have been issued and other incidental matters. Management does not believe that any such litigation, taken as a whole, will have a material adverse financial effect on the Company's financial position and results of operations.

NOTE 9 -- REGULATORY MATTERS

     Under regulatory restrictions the ability of Pacific Rim Assurance to pay dividends to its stockholders is limited. Generally, dividends payable during a twelve month period, without prior regulatory approval, is limited to the greater of net income for the preceding year or 10% of policyholders' surplus as of the preceding December 31. The payment of dividends without prior California Insurance Department ("DOI") approval can only be paid out of "earned surplus". Under these provisions, Pacific Rim Assurance paid $1,100,000 in dividends in 1996 to Pac Rim Holding.

     As reported to insurance regulatory authorities, statutory-basis capital and surplus of Pacific Rim Assurance at December 31, 1996 and 1995, was $27,216,000 and $46,549,000, respectively, and the net income (loss) amounted to $(13,069,000), $4,879,000, and $(2,878,000) for 1996, 1995, and 1994,
respectively. At December 31, 1996, Pacific Rim Assurance had a deficit balance of $(17,202,000) in its earned surplus account. Accordingly, Pacific Rim Assurance cannot pay dividends to its parent during 1997, without prior DOI approval.

     Subsequent to Pacific Rim Assurance filing its 1995 annual statement with regulatory authorities, the DOI issued its triennial report for the three years ended December 31, 1995. As a result of the DOI's triennial report the Company was required to reduce its statutory surplus by $27 million, leaving Pacific Rim Assurance with a statutory surplus of $19 million at December 31, 1995. Pacific Rim Assurance did not reflect or only partially reflected the DOI required adjustments in their 1996 annual statement. The following table summarizes the amounts required to be recorded and the amounts reflected in the Pacific Rim Assurance 1996 annual statement. As the table reflects, Pacific Rim Assurance's statutory surplus would have been reduced by an additional $4.626 million.

                                                                    REDUCTION IN
                                                                  SURPLUS RECORDED
                                        REDUCTION IN SURPLUS       IN THE ANNUAL        UNRECORDED REDUCTIONS
                                          PER EXAMINATION            STATEMENT               IN SURPLUS
                                        --------------------     ------------------     ---------------------
Premiums and agents' balances due in
  the course of collections...........        $  2,918                $  2,918                      --
Federal income tax recoverable........           1,318                   1,318                      --
Electronic data processing
  equipment...........................           1,626                      --                 $ 1,626
Loss and Loss Adjustment Expense......          21,500                  18,500                   3,000
                                               -------                 -------                  ------
Total.................................        $ 27,362                $ 22,736                 $ 4,626
                                               =======                 =======                  ======

     The Risk Based Capital Model (RBC) for property and casualty companies was adopted by the National Association of Insurance Commissioners in December 1993, requiring companies to calculate and report their RBC ratios annually. RBC is a company's statutory surplus adjusted through a formula for trends in premiums written and claims activities, credit risk, asset risk, and underwriting risk. The Company's total adjusted capital is compared to its authorized control level. Pacific Rim Assurance previously reported that it had met its RBC requirements for 1996.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     As a result of the adjustments discussed in Note 2 that have been recorded as part of this restatement and adjustments indicated to be recorded as a result of the DOI's triennial examination not reflected in its 1996 annual statement filed with the DOI and other regulatory bodies, the RBC level of Pacific Rim Assurance would have placed it in an action level. Depending upon the action level that Pacific Rim Assurance would be categorized as, the DOI could have required it to develop a rehabilitation plan, restrict or eliminate its ability to write additional premiums, require additional surplus to be raised or take other actions considered necessary. As a result of SNTL's acquisition of Pacific Rim Assurance with the DOI's approval and SNTL's contribution of $10 million to its surplus, Pacific Rim Assurance's adjusted statutory capital exceeds the minimal RBC level.

NOTE 10 -- INCOME TAXES

     The components of the provision for total income tax expense are summarized as follows (amount in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                      ---------------------------------
                                                         1996         1995        1994
                                                      ----------     -------     ------
                                                      (RESTATED)
        Current.....................................     $  0        $(1,061)    $ (376)
        Deferred....................................      606          1,340      1,188
                                                       ------         ------     ------
                  Total.............................     $606        $   279     $  812
                                                       ------         ------     ------

     A reconciliation of income tax computed at the U.S. federal statutory tax rates to total income tax expense is as follows (amounts in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                             -------------------------
                                                              1996       1995     1994
                                                             -------     ----     ----
                                                             (RESTATED)
        Federal statutory rate.............................  $(7,592)    $290     $670
        Increase (decrease) in taxes resulting from:
          Valuation allowance..............................    8,129       --       --
          Tax-exempt interest..............................       --       (1)     (30)
          Other............................................       69      (10)     172
                                                              ------     ----     ----
                  Total tax expense........................  $   606     $279     $812
                                                              ======     ====     ====

     At December 31, 1996, the Company has an alternative minimum tax credit of $334,000 for tax purposes. Alternative minimum tax credits may be carried forward indefinitely to offset future regular tax liabilities. At December 31, 1996, the Company has a tax net operating loss of $23,403,000 (restated) which can be used to offset taxable income in future years, of which $2,676,000 expires in 2010 and $20,727,000 (restated) expires in 2011.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are summarized as follows (amounts in thousands):

                                                                       DECEMBER 31,
                                                                    ------------------
                                                                     1996        1995
                                                                    -------     ------
                                                                    (RESTATED)
        Deferred tax assets
          Discounting of loss reserves..........................    $ 7,273     $7,189
          Unearned premiums.....................................        470        373
          Allowance for doubtful accounts.......................        855        415
          Rental expense........................................        512        518
          Unrealized loss of securities.........................        167         --
          Net operating loss carry forward......................      7,957        910
          Alternative minimum tax credit carry forward..........        334        334
          Policyholder dividends................................        121         --
          Other -- net..........................................         21         93
                                                                    -------     ------
        Total deferred tax assets...............................     17,710      9,832
        Less: Valuation allowance...............................      8,129         --
        Deferred tax liabilities:
          Deferred policy acquisition...........................        362        331
          Earned but unbilled premiums..........................        282        165
          Prepaid insurance.....................................         56         86
          Unrealized gain on securities.........................         --        835
          Other -- net..........................................        136         67
                                                                    -------     ------
        Total deferred tax liabilities..........................    $   836     $1,484
                                                                    -------     ------
        Net deferred tax assets.................................    $ 8,745     $8,348
                                                                    =======     ======

     There were no taxes paid in 1995 and 1996.

     Because of the significant operating loss during 1996, management believed that it was prudent to record a valuation allowance of $8.1 million. Management believes that it is more likely than not the net deductible temporary differences not supported by the valuation allowance will reverse during periods in which the Company generates net taxable income. However, there can be no assurance the Company will generate any earnings or any specific level of continuing earnings in future years. Certain tax planning strategies could be implemented to supplement income from operations to fully realize recorded benefits.

NOTE 11 -- DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

  Nature of Operations

     During the year ended December 31, 1996, the Company wrote 88% of its business in the state of California. The workers' compensation industry in the state of California has seen many changes to regulations in the past few years including the adoption of open rating. The Company cannot predict what regulatory changes will be made in the future; therefore, the Company cannot with certainty predict what material effects any potential changes will have on the Company.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     At December 31, 1996, 35% of the Company's premiums in force had been generated by its five highest producing agencies and brokerage firms, two of which accounted for 17% of total premiums in force at that date.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Loss and Loss Adjustment Expenses

     Loss and loss adjustment expenses are based on case-basis estimates of reported claims and on estimates, based on experience and industry data, for unreported loss and loss adjustment expenses. The provision for unpaid loss and loss adjustment expenses, net of estimated salvage and subrogation, has been established to cover the estimated net cost of incurred claims. The amounts are necessarily based on estimates, and accordingly, there can be no assurance the ultimate liability will not differ from such estimates.

     There is a high level of uncertainty inherent in the evaluation of the required loss and loss adjustment expense reserves. Management has selected ultimate loss and loss adjustment expense that it believes will reasonably reflect anticipated ultimate experience. The ultimate costs of such claims are dependent upon future events, the outcomes of which are affected by many factors. Claims reserving procedures and settlement philosophy, current and perceived social and economic factors, inflation, current and future court rulings and jury attitudes, and many other economic, scientific, legal, political, and social factors all can have significant effects on the ultimate costs of claims. Changes in Company operations and management philosophy also may cause actual developments to vary from the past.

NOTE 12 -- RELATED PARTY TRANSACTIONS

     The Company had a five-year employment contract with its former president that expired on August 16, 1997. Under the provisions of the contract, the President received annual compensation of $400,000 and a possible bonus, based on achievement by the Company of various earnings-based performance criteria. The agreement also provided for the payment of certain other fringe benefits.

     The Company loaned to the former President $150,000 annually in 1991, 1992, 1993. As of December 31, 1996 and 1995, the loan balance was $450,000. The loan bore interest at 6.3% on the principal amount, which was secured by the President's pledge of shares of the Company's common stock, and payable in full by February 16, 1998. As of December 31, 1996, the loan was secured by shares of the Company's common stock with a market value equal to 100% of the principal balance. The loan was eliminated on April 11, 1997, in conjunction with the purchase of Pac Rim Holding.

     The Company granted the former President options to purchase 250,000 shares of the Company's common stock at an exercise price of $2.75 per share and 250,000 shares at $5.50 per share.

     The Company used the law firm of Barger & Wolen for legal services. Dennis
W. Harwood was a member of the Company's Board of Directors, and Richard D. Barger was a member of Pacific Rim Assurance's Board of Directors, as well as being a partner with Barger & Wolen. During 1996, the Company paid Barger & Wolen $711,000 for legal services. The fees paid for these services were charged to the Company at the normal rates charged to the firm's other clients.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company also used the legal services of The Busch Firm. Timothy R. Busch, former Chairman of the Company's Board of Directors, is a partner in The Busch Firm. During 1996, the Company paid the Busch Firm $20,000 for legal services. The fees paid for these services are charged to the Company at the normal rates charged to the firm's other clients.

NOTE 13 -- 401(K) PLAN

     The Pacific Rim Assurance Company 401(K) Plan (the "Plan") permits employees of the Company who attain the age of 21 and complete 30 days of employment to elect to make tax-deferred contributions of a specified percentage of their compensations during each year through payroll deductions. Under the Plan, the Company has discretion to make additional contributions. The Company has not yet made any discretionary employer contributions to the plan.

        UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL INFORMATION

                                 FINANCIAL DATA

     The accompanying unaudited consolidated condensed pro forma balance sheet presents the consolidated financial position of Superior National Insurance Group, Inc. ("SNTL") and Pac Rim Holding Corporation ("Pac Rim Holding") at March 31, 1997, assuming that the acquisition had occurred as of March 31, 1997. Such pro forma information is based upon the historical balance sheet data of the companies, at that date, giving effect to the acquisition using the purchase method of accounting described in the accompanying notes to unaudited consolidated condensed pro forma financial data.

     The accompanying unaudited consolidated condensed pro forma statement of operations give effect to the acquisition by consolidating the results of operations of SNTL and Pac Rim Holding for the three months ended March 31, 1997 and for the year ended December 31, 1996, using the purchase method of accounting and by giving effect to the acquisition described in the accompanying notes to unaudited consolidated condensed pro forma financial data.

     Certain reclassifications have been made to the historical financial data of SNTL for certain periods to conform to its current presentation. Certain reclassifications have been made to the historical financial data of Pac Rim Holding to conform to SNTL's current presentation.

     The accompanying unaudited consolidated condensed pro forma financial data should be read in conjunction with the separate historical financial statements and notes thereto of SNTL and Pac Rim Holding. The following unaudited consolidated condensed pro forma financial data is presented for information purposes only and is not necessarily indicative of the results of future operations of the consolidated entity or the actual results that would have been achieved had the acquisition been consummated on the dates presented.

                 ACQUISITION OF PAC RIM HOLDING CORPORATION BY
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD

            UNAUDITED CONSOLIDATED CONDENSED PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                  PURCHASE
                                                                      PAC RIM    ACCOUNTING      PRO FORMA
                                                             SNTL     HOLDING    ADJUSTMENTS     COMBINED
                                                           --------   --------   -----------     ---------
Investments
Bonds and notes:
  Available-for-sale, at market..........................  $ 54,755   $ 54,358    $    (158)(a)  $108,955
Equity securities, at market.............................     1,177         --         (499)(b)       678
Cash and short-term market...............................    83,600     54,182       11,665(b)    149,447
Restricted investment....................................     1,380         --           --         1,380
                                                           --------   --------     --------      --------
     Total Investments...................................   140,912    108,540       11,008       260,460
Reinsurance recoverable:
  Paid claims and claim adjustment expense...............       131        534           --           665
  Unpaid claims and claim adjustment expense.............    25,843      3,486           --        29,329
Premiums receivable (less allowance for doubtful
  account)...............................................     9,318     13,126           --        22,444
Earned but unbilled premiums receivable..................     4,450      4,142           --         8,592
Accrued investment income................................     1,141        661          (21)(c)     1,781
Deferred policy acquisition costs........................     4,248         --           --         4,248
Property and equipment, less accumulated depreciation and
  amortization...........................................     4,757      3,907       (2,525)(d)     6,139
Deferred income taxes....................................     9,202      8,860        6,073(e)     24,135
Funds held by reinsurer..................................     2,320         --           --         2,320
Goodwill.................................................        --         --       27,419(f)     27,419
Receivable from reinsurer................................    91,639         --           --        91,639
Prepaid reinsurance premiums.............................       758       (292)          --           466
Prepaid and other........................................     3,265      5,116       (1,938)(g)     6,443
                                                           --------   --------     --------      --------
     Total Assets........................................  $297,984   $148,080    $  40,016      $486,080
                                                           ========   ========     ========      ========

            See explanatory notes to pro forma financial statements.

                 ACQUISITION OF PAC RIM HOLDING CORPORATION BY
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD

      UNAUDITED CONSOLIDATED CONDENSED PRO FORMA BALANCE SHEET (CONTINUED)
                              AS OF MARCH 31, 1997
                                 (IN THOUSANDS)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                  PURCHASE
                                                                      PAC RIM    ACCOUNTING      PRO FORMA
                                                             SNTL     HOLDING    ADJUSTMENTS     COMBINED
                                                           --------   --------   -----------     ---------
Liabilities
Claims and claim adjustment expenses.....................  $106,758   $107,743          331(h)   $214,832
Unearned premiums........................................    10,446      6,859           --        17,305
Policyholder dividends payable...........................        --      1,370           --         1,370
Convertible debentures payable, less unamortized
  discount...............................................        --     19,030      (19,030)(b)        --
Long-term debt...........................................    96,947         --       37,100(b)    134,047
Accounts payable and other liabilities...................    13,851     11,889        5,495(i)     31,235
                                                           --------   --------     --------      --------
     Total Liabilities...................................   228,002    146,891       23,896       398,789
Preferred securities issued by affiliate; authorized
  1,100,000 shares: issued and outstanding 1,013,753
  shares in 1997 and 1996................................    24,258         --           --        24,258
Shareholders' Equity
Common stock, no par value; authorized 25,000,000 shares:
  issued and 3,446,492 shares in 1997 and 1996...........    16,022     29,719      (11,719)(b)    34,022
Unrealized gain on equity securities, net of taxes.......      (110)        --           --          (110)
Unrealized gain (loss) on available-for-sale investments,
  net of income taxes....................................      (275)      (548)         653(b)       (170)
Paid in capital -- warrants..............................     2,206      1,800       (1,800)(j)     2,206
Retained earnings........................................    27,881    (29,782)      28,986(j)     27,085
                                                           --------   --------     --------      --------
Total Shareholders' Equity...............................    45,724      1,189       16,120        63,033
                                                           --------   --------     --------      --------
  Total Liabilities and Shareholders' Equity.............  $297,984   $148,080    $  40,016      $486,080
                                                           ========   ========     ========      ========

            See explanatory notes to pro forma financial statements.

                        PRO FORMA FINANCIAL INFORMATION

                   ACQUISITION OF PAC RIM HOLDING CORPORATION
                   BY SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD

      UNAUDITED CONSOLIDATED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

                                                                THREE MONTHS ENDED MARCH 31, 1997
                                                      -----------------------------------------------------
                                                                                     PRO            PRO
                                                                     PAC RIM        FORMA          FORMA
                                                         SNTL        HOLDING      ADJUSTMENTS     COMBINED
                                                      ----------     --------     ----------     ----------
                                                          (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE
                                                                            AMOUNTS)
Revenues:
Net premiums earned.................................  $   18,978     $ 19,507                    $   38,485
Net investment income and capital...................       2,086        1,449                         3,535
                                                       ---------      -------       -------       ---------
          Total Revenues............................      21,064       20,956            --          42,020
Expenses:
Claims and claim adjustment expenses, net of
  reinsurance.......................................      10,271       25,841                        36,112
Underwriting and general and administrative
  expenses..........................................       7,185       10,769                        17,954
Policyholder dividends..............................          --        1,006                         1,006
Goodwill amortization...............................          --           --           249(a)          249
Interest expense....................................       1,727          589          (589)(b)       2,277
                                                                                       (140)(c)
                                                                                        690(d)
                                                       ---------      -------       -------       ---------
Total Expenses......................................      19,183       38,205           210          57,598
                                                       ---------      -------       -------       ---------
Income (loss) before income taxes, preferred
  securities dividends and accretion, and
  extraordinary items...............................       1,881      (17,249)         (210)        (15,578)
Income tax expense (benefit)........................         671          612            13(e)        1,296
                                                       ---------      -------       -------       ---------
Income (loss) before preferred securities dividends
  and accretion, and extraordinary items............       1,210      (17,861)         (223)        (16,874)
Preferred securities dividends and accretion, net of
  income tax benefit................................        (454)          --            --            (454)
Extraordinary loss on redemption of Pac Rim's
  outstanding debentures, net of tax................          --           --          (635)           (635)
Extraordinary loss on early redemption of Imperial
  Bank Loan, net of tax.............................          --           --          (161)           (161)
                                                       ---------      -------       -------       ---------
Net income (loss)...................................  $      756     $(17,861)     $ (1,019)     $  (18,124)
                                                       =========      =======       =======       =========
Per common share:
Income (loss).......................................  $     0.15     $  (1.87)                   $    (2.31)
Weighted average shares outstanding.................   5,465,459     9,528,200                    7,855,897

            See explanatory notes to pro forma financial statements.

                        PRO FORMA FINANCIAL INFORMATION

                   ACQUISITION OF PAC RIM HOLDING CORPORATION
                   BY SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD

      UNAUDITED CONSOLIDATED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

                                                                     YEAR ENDED DECEMBER 31, 1996
                                                          --------------------------------------------------
                                                                                        PRO          PRO
                                                                        PAC RIM        FORMA        FORMA
                                                             SNTL       HOLDING     ADJUSTMENTS    COMBINED
                                                          ----------   ----------   -----------   ----------
                                                            (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE
                                                                               AMOUNTS)
Revenues:
Net premiums earned.....................................  $   88,648   $   82,654                 $  171,302
Net investment income and capital gains.................       7,769        8,661                     16,430
                                                             -------     --------     -------       --------
  Total Revenues........................................      96,417       91,315          --        187,732
Expenses:
Claims and claim adjustment expenses, net of
  reinsurance...........................................      55,638       79,890                    135,528
Underwriting and general and administrative expenses....      33,952       31,424                     65,376
Policyholder dividends..................................      (5,927)         (11)                    (5,938)
Goodwill amortization...................................          --           --         997(a)         997
Interest expense........................................       7,527        2,341      (2,341)(b)     10,043
                                                                                         (621)(c)
                                                                                        3,137(d)
                                                             -------     --------     -------       --------
Total Expenses..........................................      91,190      113,644       1,172        206,006
                                                             -------     --------     -------       --------
Income (loss) before income taxes, preferred securities
  dividends and accretion, and extraordinary items......       5,227      (22,329)     (1,172)       (18,274)
Income tax expense (benefit)............................       1,597          606         (60)(e)      2,143
                                                             -------     --------     -------       --------
Income (loss) before preferred securities dividends and
  accretion, and extraordinary items....................       3,630      (22,935)     (1,112)       (20,417)
Preferred securities dividends and accretion, net of
  income tax benefit....................................      (1,667)          --          --         (1,667)
                                                             -------     --------     -------       --------
Extraordinary loss on redemption of Pac Rim's
  outstanding debentures, net of tax....................          --           --        (635)          (635)
Extraordinary loss on early redemption of Imperial Bank
  loan, net of tax......................................          --           --        (161)          (161)
                                                             -------     --------     -------       --------
Net income (loss).......................................  $    1,963   $  (22,935)    $(1,908)    $  (22,880)
                                                             =======     ========     =======       ========
Per common share:
Income (loss)...........................................  $     0.40   $    (2.41)                $    (2.97)
Weighted average shares outstanding.....................   5,315,670    9,528,200                  7,706,108

            See explanatory notes to pro forma financial statements.

                            NOTES TO FINANCIAL DATA

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited consolidated condensed pro forma balance sheet presents the consolidated financial position of SNTL and Pac Rim Holding as of March 31, 1997, assuming that the Merger had occurred as of March 31, 1997. The accompanying unaudited consolidated condensed pro forma statements of operations give effect to the Merger by consolidating the results of operations of the respective companies for the three months ended March 31, 1997 and for the year ended December 31, 1996 assuming that the Merger had occurred as of the beginning of each period.

     On April 11, 1997, SNTL acquired Pac Rim Holding's for aggregate consideration of $44 million in cash, that resulted in the payment of $20 million to Pac Rim Holding's common stockholders, $20 million to Pac Rim Holding's convertible debenture holders, $2 million to Pac Rim Holding's warrant and option holders, and $2 million in fees and related expenses.

     SNTL financed the acquisition of Pac Rim Holding's with a $44 million term loan from a consortium of banks and the sale of $18 million of newly issued shares. In addition to the $42 million in cash SNTL paid for Pac Rim Holding's, $6.6 million of the proceeds were used to redeem SNTL's previously existing long term debt, $10 million was contributed to Pacific Rim Assurance.

     SNTL agreed to pay Pac Rim Holding's former Chief Executive Officer (CEO) $2.6 million in severance, covenant not to compete and other related compensation. Compensation due Pac Rim Holding's former CEO at closing were in-part offset against amounts the former CEO owed Pac Rim Holding. Further, SNTL agreed to pay all other employees and officers of the Company $3.4 million in severance benefits.

NOTE 2 -- PRO FORMA ADJUSTMENTS

                               EXPLANATORY NOTES

(1) Description of Pro Forma Adjustments

     The following descriptions reference the adjustments as labeled on the unaudited consolidated condensed pro forma balance sheet as of March 31, 1997:

     (a) Adjustment to bonds and notes to reflect the fair market value as of April 11, 1997.

     (b) Represent funds received and amounts paid related to the purchase of Pac Rim Holding.

     (c) Adjustment to investment income receivable to write-off interest receivable relating to the former CEO's loan of $450,000.

     (d) Adjustment to fixed assets to reflect their fair market valuation as of March 31, 1997.

     (e) Adjustment to Pac Rim Holding's deferred tax assets to recognize its recoverability in light of the acquisition and to reflect the related tax effect of the extraordinary items.

     (f) The excess of the purchase price paid for Pac Rim Holding over the amounts assigned to identifiable assets acquired less liabilities assumed is recorded as goodwill.

     (g) Adjustment to other assets to reflect repayment of loan receivable due from the former CEO of Pac Rim Holding, and to reflect accrued costs relating to the Pac Rim acquisition.

     (h) Adjustment to claims and claim adjustment expenses related to out-of-state operations.

     (i) Adjustment to accounts payable and other liabilities to accrue for costs relating to the Pac Rim Holding acquisition, severance costs and other miscellaneous expenses; which was offset in part by the elimination of certain facility liabilities.

     (j) Adjustment to common stock and additional paid-in-capital to reflect the elimination of Pac Rim Holding stockholder equity interest.

                            NOTES TO FINANCIAL DATA

                               EXPLANATORY NOTES

  (1) Description of Pro Forma Adjustments

     The following descriptions reference the adjustments as labeled on the unaudited consolidated condensed pro forma statements of operations:

     (a) Adjustment represents amortization of goodwill on a straight line basis over an estimated 27.5-year period.

     (b) Adjustment represents the elimination of interest expense on Pac Rim Holding's convertible debentures payable.

     (c) Adjustment represents the elimination of interest expense on SNTL's term loan with Imperial Bank as if the repayment of such term loan had been effective as of the beginning of the period.

     (d) Adjustment represents the interest expense on SNTL's new term loan with Chase as if the term loan had been effective as of the beginning of the period. Interest expense is calculated based upon one month Libor at each month-end plus 200 basis point.

     (e) Adjustment represents the tax effect of pro forma adjustments, excluding goodwill, at an effective tax rate of 34%.